Exhibit 10.1

Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. Redacted portions are indicated with the notation “[***]”.

CUSTOMER DISTRIBUTION AGREEMENT

This CUSTOMER DISTRIBUTION AGREEMENT (the “Agreement”) is dated as of June 21, 2016 (the “Effective Date”) by and among United Natural Foods, Inc., a Delaware corporation (“UNFI”), Tony’s Fine Foods, a California corporation (“Tony’s”) and Albert’s Organics, a New Jersey corporation (“Albert’s”) (UNFI, Tony’s and Albert’s being collectively referred to as “Supplier”), and Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation (“Customer”).

WITNESSETH:

WHEREAS, Customer desires to engage Supplier as a distributor of certain products offered for sale by Supplier and ordered by Customer (the “Products”); and

WHEREAS, Suppliers desire to accept such engagement under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DISTRIBUTION. Supplier will distribute the Products to Customer, under the terms and conditions set forth herein.

2.    TERM AND TERMINATION.

A.    The initial term of this Agreement (the “Initial Term”) will commence on the Effective Date and will continue until May 31, 2021, subject to earlier termination as set forth in Section 2.B. Thereafter, the Agreement will renew automatically for successive one (1)-year periods (each a “Renewal Term”, and collectively with the Initial Term, the “Term”) unless either party provides the other party with written notice of its intention not to renew this Agreement at least ninety (90) days prior to the expiration of the Initial Term hereof or the applicable Renewal Term, as the case may be.

B.    This Agreement may be terminated:

i.    By Supplier or Customer, immediately upon written notice of termination, in the event of a material breach of this Agreement by the other party, if such breach continues uncured for a period of thirty (30) days after written notice of such breach;

ii.    Automatically and without notice: (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings; (ii) upon either party’s making of an assignment for the benefit of creditors; or (iii) upon either party’s dissolution or ceasing to do business; or

iii.    By an executed written agreement between Supplier and Customer.

C.    Notwithstanding anything to the contrary in this Agreement or in any ancillary documents, Supplier retains full rights to suspend shipments and exercise a right of setoff against any payments owed to Customer in the event Customer is delinquent in its payment obligations to Supplier.

3.    PRICING. Pricing, including all allowances and credits, is set forth on Exhibit A attached hereto and incorporated herein.

4.    SALES SUPPORT.

A.    [***]. In addition, Tony’s and Albert’s will [***].

B.    [***]. For purposes of this Agreement, the term “Vendor” means the party from whom Supplier purchases Products.

C.     UNFI, Tony’s and Albert’s will each supply [***].

D.    [***] will work with Customer to [***].

E.    [***], will process all pricing files, handle pricing functions and administer any agreed-upon [***].

F.    In the event Customer determines that any of the Supplier personnel identified in Sections 4.A through E is failing to perform his or her duties in a competent and timely manner, Customer may request that Supplier replace the relevant individual by providing written notice to Supplier. Such notice shall describe in reasonable detail Customer’s reasons for replacing the individual in question. Supplier will not unreasonably withhold any Customer request to replace any such individual. If Supplier consents to Customer’s request to replace the individual, Supplier will as promptly as reasonably practicable: (i) remove the individual identified in Customer’s notice from servicing Customer and (ii) provide a suitable replacement to perform the role in question.

5.    PROMOTIONS.

A.    Supplier will assist Customer with administering a monthly promotion program for Customer’s account. These promotions may include selected national and chain-specific promotions.

B.    Supplier requires [***] of lead time from Customer on final information and estimated quantities for monthly promotions in order to insure maximum service level performance.

C.    Supplier will present EDAP promotion pricing when available from any Vendor, subject to the conditions negotiated between Customer and the Vendor.

D.    In the event Supplier advances any promotional monies to the Customer on behalf of any Vendor, [***].

6.    ADVERTISING.

A.    Supplier will provide such assistance as Customer may from time to time reasonably request in connection with administering Vendor-sponsored quarterly marketing programs, which may include print advertising, demos and event marketing.

B.    In the event Supplier advances any advertising support monies to Customer on behalf of the Vendor, [***].

C.    In the event Supplier acts on Customer’s behalf in processing advertisements, Supplier will [***].

D.    In the event that Supplier acts on Customer’s behalf in processing coupons, coupons will be billed back to the Vendor at [***].

E.    Any permitted deductions by either party must be supported by appropriate documentation, including but not necessarily limited to ad copy, demo reports and proof of performance.

7.    NEW ITEM INTRODUCTORY FEES.

A.    Supplier will provide such assistance as Customer may from time to time reasonably request in connection with administering fees to the Vendor on behalf of Customer for new item introductions (“New Item Introductory Fees”).

B.    Customer will as promptly as reasonably possible provide to Supplier appropriate documentation from the Vendor or its authorized representative to support New Item Introductory Fees.

C.    [***].

D.    [***].

8.    CUSTOMER CORE SETS. Supplier agrees to stock such new products as requested by Customer that will become part of the Product(s) that will be carried at all or substantially all of Customer’s stores (the “Customer Core Sets”). All Vendors proposed by Customer to provide Customer Core Sets must meet Supplier’s reasonable requirements, which will be promptly provided to Customer upon request. Product requests that are not part of the Customer Core Sets will be reviewed on a case by case basis. [***] Supplier Distribution Center (each, a “DC”). If such Product does not meet this minimum, [***]. Supplier will use reasonable commercial efforts to carry all Customer Core Sets in all the DCs.

9.    PRIVATE LABEL PRODUCTS.

[***] (each, a “Private Label Product”). The cost charged by Supplier to Customer for each Private Label Product shall equal [***]. Minimum sales for Private Label Products shall be [***], with the exception of [***], which shall be [***]. If any Private Label Product does not meet this sales minimum, Supplier will have the right to discontinue such Product by providing written notice to Customer. Supplier and Customer agree to review pricing in [***] from the Effective Date; provided, however, that any change to the Private Label Product pricing will be subject to the parties’ mutual agreement.

A.    Private Label Product SKUs must be shipped to Customer within sixty (60) days of being received by Supplier; otherwise, the charges set forth below shall apply:

i.	Dry freight: [***].

ii.	Frozen freight: [***].

B.    In the event that any Private Label Product is discontinued or terminated, goes out of date or otherwise becomes unsaleable through no fault of Supplier, Customer shall arrange for the delivery/removal from all DCs and shall take full responsibility for any such inventory within [***] of being notified by Supplier. Customer agrees to buy back any such inventory from Supplier.

C.    Supplier shall notify Customer in writing if any Private Label Product SKU is: (i) approaching [***] from its expiration date, in the case of [***] and (ii) [***] from its expiration date, in the case of [***]. Within [***] of receiving such notice with respect to any Private Label Product, Customer shall direct Supplier to either: (i) deliver all such Products that to Customer’s stores; (ii) donate such Product and charge Customer at the applicable Cost of Product; or (iii) destroy such product and charge Customer for the actual disposal fees incurred, if any.

D.    Supplier agrees to provide slots for Customer’s re-packaged bulk at each DC. Re-packaged bulk will be cross-docked to Customer’s distribution centers.

E.    Supplier agrees to take commercially reasonable efforts to prevent any Private Label Product from being sold, distributed, conveyed or donated to any distribution network, store, entity or person not approved in advance by Customer.

10.     SERVICE LEVEL. Supplier is committed to fill Customer’s orders for Products at a rate of at least [***] (the “Service Level”), except that any Products that Supplier is unable to procure due to over pulls, out of stock issues (including “manufacturer outs” and “vendor outs”) and other factors as to which Supplier has no control shall not count against Supplier for the purpose of establishing the Service Level. Customer understands that its promotional forecasting, if late or incomplete, will have a negative impact on the Service Level and that Supplier shall not be responsible for upholding the Service Level when Customer’s promotional forecasting is late or incomplete.  Should Customer request that Supplier provide verification from Vendors or other manufacturers that a particular Product was unavailable to Supplier, Customer will make such request in writing and Supplier will request such proof from the Vendor or manufacturer. Supplier will provide a weekly fill rate report and an under/over report to Customer. If the fill rate goes below [***] for a [***], Supplier will as promptly as practicable develop and implement an action plan designed to regain the [***] fill rate. If, [***], the fill rate remains below [***]), the parties will immediately schedule a meeting at Customer’s Headquarters, to include the NGVC and UNFI CEOs (or their respective assigned proxies), to review corrective action to ensure prompt resolution to bringing the fill rate back to the [***] level.

11.    CUSTOMER FEES. Customer may not impose any fees (whether by deduction or invoice) without prior written authorization from Supplier. Such fees could relate to, but may not be limited to, deliveries, incorrect UPC codes, file transmission issues and/or pricing discrepancies. These fees will not be accepted and all amounts will be the sole responsibility of the Customer, including repayment of deductions if needed.

12.    NEW STORES AND RESET. Supplier will work with Customer on a new store opening discount file. Customer must supply signed authorizations and must continuously update this file. No credits will be issued for missing file authorizations. Customer will use its reasonable commercial efforts to provide the authorization file and new store order to Supplier [***] prior to shipment. Customer is responsible for updating the file going forward. Supplier will apply existing authorized deals on file in lieu of the authorization file from Customer until the authorization file is on file with Supplier. Supplier will not solicit deals on a “by store” basis. Supplier will extend “A” store open deals to Customer until such time, if any, that Customer’s New Store Discount Program is implemented.

13.    EDI PROGRAMS. Supplier will offer EDI programs, specifically transaction sets 810, 880, 894, 856, 875, 895, 812 and 850.

14.    ORDERS AND DELIVERY.

A.    Once submitted, orders cannot be canceled without Supplier’s consent, not to be unreasonably withheld. When it is impractical to produce the exact quantity ordered, orders will be considered complete upon shipment of a substantially identical quantity over or under the amount specified in the order. Normal tolerances in specifications will be acceptable.

B.    For direct store deliveries (“DSDs”), UNFI requires a [***] minimum order per store, per delivery. Delivery charges (calculated based on the total amount of the DSD invoice) will be applied at the bottom of the invoice based on the number of miles Customer’s store is located from the applicable DC per the chart below:

Miles from	Delivery
UNFI DC	Charge
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

C.    For DSD’s, Tony’s requires a [***] minimum order per delivery per store. No DSD delivery charge will apply to any Tony’s order.

D.    For DSD’s, Albert’s requires a minimum [***] per order per store. No DSD delivery charge will apply to any Albert’s order.

E.    Supplier will use commercially reasonable efforts to consolidate deliveries where capabilities allow.

F.    Supplier shall not be charged or required to pay “lumper fees” or other fees associated with handling Product after delivery at Customer’s dock.

G.    All deliveries shall be “drop and go” unless otherwise mutually agreed by the parties.

H.    Supplier shall, at Supplier’s election, transport Products on Supplier fleet or Customer-approved carriers to individual Customer stores. Supplier shall comply with all applicable laws, including any regional or national limitations or guidelines regarding deliveries.

I.    If a Customer store requests a change in a delivery time, Supplier will use commercially reasonable efforts to meet such request. If changes are required by municipal, residential or property owners on delivery hours, parking of trucks, delivery routes, curfews, noise ordinances, lease covenants, neighborhood covenants and/or operating hours, then Customer and Supplier will work together to make the scheduling changes necessary to comply with such restrictions.

J.    Products will be delivered palletized and shrink-wrapped and meet Customer's quality standards and be free from damage, including, but not limited to, temperature damage, and be free from evidence of rodents or insects.

K.    Title and risk of loss for Products purchased pursuant to this Agreement shall pass upon delivery to the Customer’s store when delivered by Supplier fleet or by independent carrier.

15.    FUEL SURCHARGE.

A.    For DSDs and cross-dock deliveries, Supplier will add a fuel surcharge per the chart below. The price per gallon for setting the fuel surcharge will be determined monthly using the prior month’s U.S. Weekly average from the U.S. Department of Energy’s Weekly Retail On-Highway Diesel Price report found at (www.eia.doe.gov). The monthly cost per gallon for any given month will be calculated as follows: the average of the prior month's U.S. weekly average prices (the sum of the four weekly prices, divided by four), rounded to two decimal places using standard rounding. One fuel surcharge per delivery will be applied to each Customer invoice.

B.    The following Fuel Surcharge amounts will be billed directly to Customer’s Corporate Headquarters on a monthly basis:

Cost Per Gallon	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Cost Per Delivery	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Cost Per Gallon	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Cost Per Delivery	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

16.    MERCHANDISING AND SERVICE. Supplier will provide merchandising resources to assist with new store set ups and Plan-o-grams (schematics).

17.    PAYMENT TERMS AND CONDITIONS.

A.    East Region Customers will remit payment to the following address(es):

United Natural Foods, Inc.

PO Box 706

Keene, New Hampshire 03431

Attention: Accounts Receivable

Albert’s Organics

144 Commerce Boulevard

Logan Township, NJ 08085

Attention: Accounts Receivable

B.    West Region Customers will remit payment to the following address(es):

United Natural Foods, Inc.

PO Box 742930

Los Angeles, CA 90074-2930

Attention: Accounts Receivable

Tony’s Fine Foods

3575 Reed Avenue

P.O. Box 1501

West Sacramento, CA 95605

Attention: Accounts Receivable

C.    Notwithstanding the provisions of subsections A and B above, payment may be made by electronic funds transfer. Customer should contact Supplier’s respective Accounts Receivable Departments (see Sections 17A and 17B, above) for additional information.

D.     Payment terms are net [***] from the date of the invoice except for: (i) new stores, in which case payment terms will be net [***] from the date of the invoice on orders placed prior to opening through [***] after opening and (ii) invoices dated within [***] of the end of each of Customer’s fiscal quarter, in which case payment terms will be net [***] from the date of the invoice. For purposes of this Subsection, new store orders include orders dated before the opening date of each new store and invoices dated within [***] after the opening date of each new store.

E.    All deductions require Advice of Correction (“AOC”) documentation from Customer.

F.    Each Supplier invoice will contain an itemized description of the Products ordered, all associated fees and charges and all applicable taxes (exclusive of taxes based on Supplier’s income). In the event system issues prevent non-itemized charges from appearing on invoices, such amounts will be billed directly to Customer’s Corporate Headquarters on a monthly basis. Supplier is responsible for charging the correct taxes with respect to the Products identified on each invoice. Supplier may later make adjustments to the extent any fees, charges or tax amounts are incorrect on any invoice.

G.    Customer will notify Supplier in writing of any dispute with respect to any invoice. Customer will not be required to pay any amounts disputed in an invoice until such dispute is resolved. Customer shall pay any amounts owed within [***] of Supplier’s providing backup information sufficient to resolve the dispute.

H.    Should Customer overpay any invoice, Supplier shall: (i) as promptly as practicable provide written notice thereof to Customer and (ii) as directed by Customer in a written notice to Supplier, either (a) immediately credit such overpayment against future invoices for Products or (b) return the overpayment to Customer within [***] after Customer’s request therefor. In the event no written notice is received by Supplier, any overpayments discovered by Supplier shall be remitted to Customer by check or electronic funds transfer within fifteen (15) business days of Supplier’s discovery of such overpayment.

18.    SUPPLIER’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Supplier represents, warrants and covenants to Customer as follows:

A.    Supplier (i) has sufficient personnel with adequate training and expertise to perform its obligations as contemplated hereunder in the time frames contemplated herein and (ii) will use reasonable care in the performance of its obligations under this Agreement.

B.    Supplier has adequate processes and systems in place and has adequately educated its personnel to fully comply with, and will fully comply with, all federal, state and local regulations relating to handling and labeling of organic Products, including, but not limited to, the National Organic Standards as promulgated by the U.S. Department of Agriculture and such other federal, state or local laws as may apply to Supplier as a handler or processor of organic foods. Supplier acknowledges that Customer has placed substantial reliance on Supplier to handle various foods for human consumption so as to not invalidate any “organic” designation of such foods.

C.    Supplier has proper security safeguards in place to ensure the confidentiality of all of Customer’s data as contained in Supplier’s computer systems. All such systems will perform without material defect or error in compliance with the performance standards set forth in this Agreement. Supplier has a disaster recovery program in place to ensure that, in the event of a catastrophic destruction of any portion of Supplier’s computer systems, wherever located, Supplier will be able to recover all necessary data to continue to perform its obligations hereunder.

D.    All the DCs servicing Customer will be maintained and operated in accordance with Supplier’s warehousing and delivery standards and all applicable laws. Such DCs have the operational systems required to support the obligations of Supplier as set forth in this Agreement, and all such DCs have adequate capacity to order, store and deliver Products in accordance with the terms of this Agreement and in the amounts contemplated by Customer. All the DCs shall have sufficient security measures in place prior to receipt of Products for Customer to ensure that such Products are not tampered with or adulterated in any manner, and that all such Products shall be maintained at temperatures and other storage conditions necessary to preserve the freshness and integrity of the Products.

E.    Supplier has a reliable recall system and policies in place including appropriate tracking, coding and accounting systems for all Products.

F.    All Products are guaranteed to be in saleable condition at the time of pickup/delivery. While specific “expiration dates” will vary from product to product, most [***] will have a minimum of [***] shelf life and most [***] (which include, without limitation, all [***]) will have a minimum of [***] shelf life, with the exception of: (i) [***], which will have a minimum of [***] shelf life and (ii) [***], which will have a minimum of [***] shelf life. Minimum shelf life [***] include the day of delivery. For Tony’s and Albert’s minimum shelf life guarantees, see Exhibit A, Section 7A, below.

G.    Supplier will observe the Continuing Quality Guarantee standards set out in Exhibit B.

H.    Supplier has full power and authority to execute, deliver and perform this Agreement.

I.    This Agreement has been duly and validly authorized, executed and delivered by Supplier and constitutes a valid and binding agreement enforceable against Supplier in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

19.    CUSTOMER’S REPRESENTATIONS AND WARRANTIES. Customer represents, warrants and covenants to Supplier as follows:

A.    Customer has full power and authority to execute, deliver and perform this Agreement.

B.    This Agreement has been duly and validly authorized, executed and delivered by Customer and constitutes a valid and binding agreement enforceable against Customer in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally and by principles of equity.

20.    COMPLIANCE WITH LAWS.

A.    Each party covenants and agrees during the Term it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local government entity, agency or instrumentality applicable to its responsibilities hereunder. Each party agrees that it shall comply with all certification procedures and regulations. Each party shall promptly notify the other party after it becomes aware of any material adverse proposed law, regulation or order that, to its knowledge, may or does conflict with the parties’ obligations under this Agreement. The parties will then use reasonable efforts to promptly decide whether a change may be made to the terms of this Agreement to eliminate any such conflict or impracticability.

B.    In connection with any organic Products, Supplier shall take all such actions as are required by any federally recognized certifying organization (or as required by law) in order for such Products to be certified as organic, including, without limitation, the maintenance of any required documentation and the taking of the necessary precautions to prevent Product compromise. Supplier shall provide its organic certifications to Customer at Customer’s request.

21.    AUDIT RIGHTS.

A.    No more than [***], Customer shall have the right, upon [***] prior written notice and at Customer’s expense, to: (i) verify Supplier’s performance of its obligations hereunder, including, without limitation, [***]; (ii) confirm that Supplier [***]; and (iii) audit [***]. To the extent Supplier is prevented from providing any information requested by Customer due to confidentiality obligations to a third party, Supplier will make commercially reasonable efforts to provide the requested information in redacted or abbreviated form.

B.    Customer may use its own internal auditors [***]. Any such audit or inspection shall be conducted during Supplier’s normal business hours at a time mutually convenient to the parties.

C.    Supplier shall cooperate with each Customer audit or inspection and provide such assistance as is reasonably required in carrying out any such audit or inspection. The parties shall cooperate to minimize any disruption caused by, and the cost incurred by Supplier in connection with, any such audit or inspection.

D.    Following each audit or inspection, Customer and Supplier will: (i) meet to review the results of the audit or inspection and (ii) use reasonable commercial efforts to mutually agree on the most appropriate way to remediate any deficiencies identified in such audit or inspection.

E.    To the extent that an audit performed by Customer reveals any error or incorrect charging (overcharge or undercharge) in any Supplier invoice that [***].

F.    Customer shall bear the costs of any audit or inspection, unless such audit or inspection reveals a material discrepancy in the information previously supplied by Supplier, in which case the costs of the audit will be borne by Supplier.

G.    Supplier will retain all its books and records (in any form or media) relating to this Agreement for a minimum period of [***] following the expiration or termination of this Agreement.

22.    INSURANCE.

A.    At the time of execution and throughout the Term, Supplier shall, at its own cost and expense, carry and maintain the insurance coverage listed below with insurers having a “Best’s” rating of A VII.

i.    Workers' Compensation Insurance with statutory limits as required in the state(s) of operation; and providing coverage for any employee entering onto Customer’s premises, even if not required by statute.

ii.    Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement. The limits of insurance shall not be less than [***] per occurrence with a general aggregate limit of [***].

iii.    Product Liability Insurance with limits of not less than [***] per occurrence.

iv.    Comprehensive Automobile Liability Insurance covering the ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with the performance of this Agreement, with limits of at least [***] per occurrence.

v.    Umbrella or Excess Liability Insurance with limits not less than [***] per occurrence that provides additional limits for employer’s liability, commercial general liability, automobile liability and products liability insurance.

ii.    Supplier will provide Customer with certificates of insurance evidencing all of the referenced insurance policies, which will provide that: (i) such insurance will not be materially modified or cancelled unless Customer has been given at least thirty (30) days’ advance written notice thereof; and (ii) such certificates will be renewed annually or as policy renewals occur. Limits of liability may be maintained through a combination of primary and excess policies.

23.    CONFIDENTIAL INFORMATION.

A.    As used herein, the term “Confidential Information” means any non-public, confidential or proprietary information relating to either party or its Affiliates (the “Disclosing Party”) that is furnished, disclosed or made accessible by the Disclosing Party to the other party (the “Receiving Party”) hereunder, whether verbally or in writing (including, but not limited to, trade secrets, business plans, marketing plans, financial data, specifications, models, samples, computer programs and documentation). All Confidential Information will remain the property of the Disclosing Party and no license or other rights in or to any Confidential Information are granted by virtue of this Agreement.

B.    Confidential Information will not include any information that: (i) is in the possession of or known to the Receiving Party as of the Effective Date, as evidenced by documentation; (ii) is or becomes publicly available through no fault of the Receiving Party; (iii) is independently developed by the Receiving Party without the use of any Confidential Information; (iv) is obtained by the Receiving Party from a third party without breach by such third party of any obligation of confidence with respect to the information disclosed; or (v) is required to be disclosed pursuant to the order or requirement of a court, regulatory agency, or other government body of competent jurisdiction. If the Receiving Party is subject to an order or requirement to disclose Confidential Information, it: (i) will notify the Disclosing Party immediately of such order or requirement to disclose (unless prohibited by such court, agency or government body) and use reasonable efforts to resist, or to assist the Disclosing Party in resisting, such disclosure and, if such disclosure must be made, to obtain or assist in obtaining a protective order or comparable assurance that the Confidential Information disclosed will be held in confidence and not be further disclosed absent the Disclosing Party’s prior written consent and (ii) disclose only those portions of the Disclosing Party’s Confidential Information as are necessary to comply with such order or requirement.

C.    The Receiving Party agrees: (i) to use the Confidential Information solely for the purpose of performing its obligations and exercising its rights under this Agreement; (ii) to make only such number of copies of any Confidential Information as may be reasonably necessary for the purpose of performing its obligations and exercising its rights under this Agreement; and (iii) not to disclose any Confidential Information to any third party, except to those of its employees who have a need to know such Confidential Information for purposes of fulfilling the Receiving Party’s obligations hereunder and who are bound in writing to maintain the confidentiality of such Confidential Information. The Receiving Party will be responsible for any breach of this Section 23 by its employees.

D.    Upon the expiration or termination of the Agreement, or at any time upon the Disclosing Party’s request, the Receiving Party will promptly return to the Disclosing Party or, at the Disclosing Party’s direction, destroy all Confidential Information, in whole or in part, in whatever format, including any copies thereof.

E.    The Receiving Party agrees that monetary damages will not be a sufficient remedy for any breach of its obligations under this Section 23 and that, in the event of such a breach, the Disclosing Party will be entitled to equitable relief, including injunction and specific performance. Such equitable relief will be in addition to other remedies at law or in equity that are available to the Disclosing Party.

F.    The provisions of this Section 23 will survive for two (2) years following the expiration of termination of this Agreement.

24.    MISCELLANEOUS.

A.    Force Majeure. Neither party will be liable for any delay or failure in the performance of this Agreement, or in the delivery or shipment of goods, or for any damages suffered by the other party by reason of such delay or failure, if such delay or failure is, directly or indirectly, caused by, or in any manner arises from a “Force Majeure” event, which for purposes of this Agreement means fires, floods, accidents, civil unrest, acts of God, war, governmental interference or embargoes, strikes, labor difficulties, shortage of labor, fuel, power, materials, or supplies, transportation delays, or any other cause or causes (whether or not similar in nature to any of these hereinbefore specified) beyond Supplier’s reasonable control. In the event of a Force Majeure event, the party so affected shall, as promptly as reasonably practicable, give reasonable written notice to the other party of the cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. All orders are accepted with the understanding that they are subject to Supplier’s ability to obtain the necessary Products, and all orders as well as shipments applicable thereto are subject to Supplier’s current manufacturing schedules, and government regulations, orders, directives, and restrictions that may be in effect from time to time.

B.    Indemnification; Limitation on Liability.

i.    As a distributor, Supplier employs reasonable efforts to obtain representations and warranties from its vendors that they comply with all local, state, regional, provincial and federal regulations regarding the manufacture, storage, transportation and distribution of food, food products and non-food products, in addition to all applicable labeling regulations. Notwithstanding, Supplier is not the manufacturer of the Products, however, and, except as set forth in this Agreement or the Exhibits hereto, makes no representations and/or warranties with respect to the manufacture of the Products.

ii.     Supplier will indemnify, defend and hold harmless Customer and its parent, subsidiaries affiliates, stockholders, directors, officers, employees, agents, representatives, successors and assigns from and against any and all demands, claims, liabilities, losses, judgments, settlements, penalties, costs, expenses, fees (including reasonable fees of any attorneys), interest, liens, encumbrances, causes of action, damages of any kind and any other obligations (together “Damages”) sought by any third-party, alleging, arising out of or relating to: (i) any actual or alleged violation by Supplier of any federal, state or local law, including any statute, ordinance, administrative order, rule or regulation (including any violation of any applicable federal, state or local laws relating to any Product, including any label, packaging or invoice associated with such Product); (ii) any negligence or willful misconduct of Supplier or any of its employees or agents; (iii) the breach of any term of this Agreement; (iv) injury due to the presence or activities of Supplier or any of its employees or contractors at any Customer store or other property; (v) any Product’s infringement or misappropriation of any patent, trademark, trade name, trade dress, copyright, trade secret or proprietary right of any third party; (vi) injury to any person, or any other damage or loss alleged to have resulted from the Product having been adulterated or misbranded within the meaning of any applicable federal, state or local law or regulation; (vii) any defect involving the packaging, labeling, packing, shipping and/or invoicing of Product; or (viii) any Product recall or withdrawal or safety notice initiated as a result of a request by a government agency, local health authority or consumer protection agency or court action because of or resulting from a condition which existed at the time of delivery of the Product to any Customer Store.

iii.     Supplier acknowledges that it generally obtains indemnification agreements from the various manufacturers, suppliers, vendors or distributors of the Products it purchases and sells. Supplier agrees to indemnify, defend and hold harmless Customer and its parent, subsidiaries affiliates, stockholders, directors, officers, employees, agents, representatives, successors and assigns from and against  any and all Damages (including but not limited to, personal injury, illness or death of any person) arising from or pertaining to the handling, shipment, delivery, condition of, consumption or use of any Product (other than Private Label Products), without regard to any negligence by Supplier related to such Product. Supplier’s obligation to indemnify Customer for any Liabilities arising from any Products sold to Customer shall exist regardless of the existence or nonexistence of any such indemnification agreements from any Product manufacturer, supplier, vendor or distributor. Indemnification under this section does not extend to Damages arising out of any Private Label Products, except where the Liability is attributable to the negligence or intentional acts or omissions of Supplier.

iv.    Supplier shall not be required to defend and indemnify any claim to the extent such claim arises from the negligence or the intentional act or omission of Customer or a customer of Customer.

v.    Customer will notify Supplier within a reasonable time after it becomes aware of any indemnification claim hereunder. Notwithstanding the foregoing, Customer’s failure to provide any such notice to Supplier shall not relieve the Supplier of or from any of its indemnification obligations hereunder, except to the extent that Supplier suffers prejudice as a result of such failure.

vi.    The parties hereto shall cooperate in the prosecution or defense of any third party claim and shall furnish such records, information and testimony and attend to such proceedings as may be reasonably requested in connection therewith. Supplier shall make no settlement of any claim which would give rise to liability on the part of Customer without Customer’s prior written consent, and Customer shall not be liable for the amount of any settlement effected without its prior written consent.

vii.     EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE EXHIBITS HERETO, SUPPLIER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER’S EXCLUSIVE REMEDIES ARE SET FORTH IN THIS AGREEMENT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES, INCLUDING COMMERCIAL LOSS AND LOST PROFITS, HOWEVER CAUSED AND REGARDLESS OF LEGAL THEORY OR FORESEEABILITY, DIRECTLY OR INDIRECTLY ARISING UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

C.    Dispute Resolution; Governing Law.

i.    The parties agree to handle any and all disputes arising out of this Agreement in accordance with the dispute resolution process set forth in this Section 24.C.

ii.    The parties shall first attempt to resolve any dispute in the normal course of business through their respective employees having direct operational responsibility for the relevant subject area. Any and all disputes between the parties which are not resolved in the normal course of business shall be promptly referred to the Chief Executive Officers of UNFI and Customer or their proxies, who will have sixty (60) days from the date of the referral to investigate, negotiate and resolve the dispute, unless the parties agree in writing to extend such period. If the Chief Executive Officers (or their proxies) are unable to resolve the dispute within such sixty (60) days period (as it may be extended), then the dispute may be resolved pursuant to Subsection (iii) below.

iii.    Governing Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. The federal and/or state courts of Delaware will have exclusive personal and subject matter jurisdiction over, and the parties each hereby submit to the venue of such courts with respect to, any dispute arising pursuant to this order, and all objections to such jurisdiction and venue are hereby waived. The parties consent to service of process permitted under Delaware law or by certified mail, return receipt requested.

iv.    Notwithstanding anything herein to the contrary, in the event either party breaches its confidentiality obligations under Section 23, the other party shall immediately be entitled to obtain injunctive or other equitable relief in any court of competent jurisdiction.

D.    Entire Agreement. Other than any credit applications, this Agreement and any attached schedules contain the entire agreement between Supplier and Customer regarding the distribution of Products by Supplier and supersede all prior written or oral agreements regarding distribution of Products. Without limiting the generality of the foregoing, this Agreement supersedes that Distribution Agreement dated as of June 1, 2008 by and between Customer and UNFI, as amended (the “Prior Agreement”). The Prior Agreement shall terminate upon the execution of this Agreement.

E.    Publicity. No press release or general public disclosure regarding this Agreement shall be issued by either party without the other party’s prior written approval of the form, content and timing of such press release or general public disclosure, except as may be required by applicable law or the rules of any securities exchange. Neither party shall use the other party’s names, marks, codes, drawings, specifications in any advertising, promotional efforts or publicity of any kind without the prior written permission of the other party as to the time, manner, format and media.

F.    Modification and Waiver. No modification of any term or provision of this Agreement will be enforceable unless set forth in a writing executed by both parties. No waiver of any term or provision of this Agreement will be enforceable unless set forth in a writing executed by the party sought to be charged. The waiver by either party hereto of any of its rights or breaches by the other party under this Agreement in a particular instance will not be construed as a waiver of the same or different rights or breaches in subsequent instances. Without limiting the generality of the foregoing, the acceptance by Supplier of any partial payment due hereunder will not establish a custom or waive any rights of Supplier to enforce prompt payments hereunder.

G.    Assignment. This Agreement may not be assigned by either party without the other party’s prior written consent (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, either party may assign its interests hereunder, without obtaining the consent of the other party, to: (i) any entity that controls, is controlled by or is under common control with the assigning party or (ii) any person or entity that acquires all or substantially all the assigning party’s assets or shares of capital stock, provided (a) the assigning party provides written notice of such assignment to the other party within ten (10) days of such assignment; (b) the assignee agrees in writing to be bound by and observe the terms of this Agreement; and (c) the assignee satisfactorily completes Supplier’s credit application, unless such assignee is a pre-existing customer of Supplier.

H.    Notices. Any written notices required in this Agreement may be made by personal delivery, facsimile, electronic mail, overnight or other delivery service, or first class mail. Notices by facsimile or electronic mail will be effective when transmission is complete and confirmed; notices by personal delivery will be effective upon delivery; notices by overnight or other delivery services will be effective when delivery is confirmed; and notices by mail will be effective four business days after mailing. The notice address for each party is set forth below the signatures, and is subject to change upon written notice thereof.

I.    Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect: (i) such provision shall be fully severable; (ii) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a portion of this Agreement; and (iii) the remaining provisions of this Agreement shall not be affected by such invalid, illegal or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in substance to such invalid, illegal or unenforceable provision as may by possible and be valid, legal and enforceable.

J.    Counterparts; Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same document. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic photocopy (i.e., a “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as evidenced by the signatures of their duly authorized representatives as of the Effective Date.

VITAMIN COTTAGE NATURAL FOOD MARKETS INC.		UNITED NATURAL FOODS, INC.
By:	/s/ Kemper Isely	By:	[***]
Name: Kemper Isely Title: Co-President Date: June 21, 2016		Name: [***] Title: [***] Date: June 21, 2016

12612 West Alameda Parkway Lakewood, CO 80228 Email: Kemper@naturalgrocers.com		313 Iron Horse Way Providence, RI 02908 Fax No: 877-775-6476 Email: [***]

TONY’S FINE FOODS

		By:	[***]
Name: [***] Title: [***] Date: June 21, 2016 3575 Reed Avenue West Sacramento, CA 95606

ALBERT’S ORGANICS

By:	[***]

Name:  [***]

Title:  [***]

Date:  June 21, 2016

144 Commerce Boulevard

Logan Township, NJ 08085

With a copy to:

United Natural Foods, Inc.

313 Iron Horse Way

Providence, RI 02908

Attn: Office of General Counsel

EXHIBIT A

PRICING

1.    DEFINITIONS

A.    Contracted Cost means [***].

B.    Contracted Products means those Products governed by an agreement between the Customer and the vendor of the Products that prescribes the Contracted Cost for such Products.

C.    Cost of Product means [***]. Cost of Product will not be adjusted for, and Customer will not be entitled to, [***]. In addition, Cost of Product will not be reduced by [***]. Vendors will include, without limitation, third-party affiliates and divisions of Supplier. Any invoice that forms the basis for Cost of Product may contain [***].

2.    PRICING

A. Tony’s and Albert’s will distribute all Products ordered by Customer in the categories described below in Section 2B. The “Sell Price” of the Product equals: [***]. Sell Price is exclusive of all city, state, and federal excise taxes, including, without limitation, taxes on manufacture, sales, receipts, gross income, occupation, use and similar taxes. Wherever applicable, any tax or taxes (other than taxes based on Supplier’s income) will be added to the invoice as a separate charge to be paid by the Customer.

B. Tony’s and Albert’s products (excluding produce) will be priced per Category per the chart below.

[***]
Categories	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Tony’s and Albert’s will review pricing every [***] for potential changes in Net Weekly Average Store Purchases. Customer will receive a [***] notification prior to any change in the applicable Mark-Up Percentage. New pricing will be activated [***] post quarter-end.

1

Item price changes (except produce and high commodities products) will be presented with a [***] lead time and will be implemented by the Effective Date. Supplier reserves the right to correct erroneous published descriptions or prices immediately.

C. Based on an annual sales volume (calculated on a calendar year basis) of [***], UNFI will charge [***]. UNFI agrees that Customer will be entitled to such pricing for the period between the Effective Date and December 31, 2016. Should Customer’s annual purchase volume fall below [***], UNFI reserves the right to [***]. Customer will receive [***] prior written notification from UNFI prior to any change in [***]. UNFI will take all technical and other steps reasonably necessary to ensure Customer’s ability to use [***] as expeditiously as possible. Provided UNFI has fulfilled such obligation, [***].

3.    [***]

4.    DISPUTES. If Customer disputes any pricing, Customer will so notify Supplier and the parties will diligently attempt to resolve the pricing issue. If the dispute cannot be resolved within [***], the Products in question may be removed from availability to Customer by Supplier. Once the dispute is resolved, the Products will be reinstated.

5.    REBATES

A.    Growth Incentive Rebate: Supplier will provide Customer with [***] based upon the following criteria:

1)	[***].

2)	Future years will be based upon the following chart:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3)	[***].

4)	[***].

B.    Blue Marble Brands (BMB) Rebate: Blue Marble Brands LLC will provide [***] for the following brands:

[***]

[***].

2

1)	[***].

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

2)	[***].

C.    [***].

6. SUPPLIER CREDIT POLICY

A. Requesting Credit:

1)    At time of delivery, all pallet, box, tote, piece count discrepancies must be noted on the billing manifest. A signed billing manifest acknowledges receipt of items as verified by the driver.

2)    For UNFI, all credits must be requested within [***] after delivery; for Tony’s all credits must be requested within [***] hours after delivery; and for Albert’s all credits must be requested within [***] after delivery for fresh produce and within [***] for non-produce items. For Albert’s, produce claims reported after [***] period will not be accepted.

3)    Bulk items are subject to insect contamination. Please inspect all items promptly. We cannot issue credit for any claims reported more than [***] after delivery.

4)    The following information must be supplied when requesting credit/Product pickup.

a) Store name, account number, invoice number, Supplier item code or UPC, and item description.

b) Quantity – please note which you are requesting, eaches or case credit (partial case credit may be given for damaged items).

c) Reason for credit.

d) Mispicks – please provide information on the item that was ordered and not received (mispicked), and not the item that was actually received. The Supplier “pull sticker” will have the necessary information.

5) As part of our credit process, all claims are subject to research before being approved.

3

B. Returning Product:

1)    All returns must be approved by the Supplier’s respective Credits Department prior to being returned and must be in original cartons/packages, free of price tags and in saleable condition, or NO credit will be issued. Authorized returns will be picked up via the UNFI driver on your next delivery. UNFI’s drivers cannot accept returns without pre-authorization. All returns are subject to UNFI’s verification for credit to be considered final.

2)    Supplier does not accept the return of the following:

a) Discontinued items,

b) Products that do not sell,

c) Retailer’s promotional or ad items,

d) Seasonal or Holiday merchandise,

e) Appliances or Media products, or

d) Consumer returns not authorized by the Manufacturer.

C. Miscellaneous Information:

1) Restock fee – Supplier agrees not to charge Customer a restock fee on returns or refused loads for cause, but reserves the right to deny credit/returns on misordered products or products refused at time of delivery without cause.

2) Product Code Dates – Tony’s and Albert’s guarantees that dated perishables will have the minimum expiration dates shown in this Exhibit A, Section 7A. Supplier guarantees [***] on all non-perishable products. The product code date policy applies to all store orders, per-opening store orders, and DC orders.

3) Supplier will accept the “mispick” and “return order” documents from Customer in place of the standard UNFI credit request forms.

4) Customer agrees to specify damages, mispicks, and BNR on the AOC documents submitted to Supplier.

7. TONY’S AND ALBERT’S PRODUCTS

A. Upon delivery, Tony’s and Albert’s guarantees the minimum shelf life for each Product category listed below (however, there are item exceptions within each category depending on the item and manufacturer).

1) [***]

2) [***]

3) [***]

4

4) [***]

5) [***]

6) [***]

7) [***]

B. [***] are non-refundable except when damaged or unsalable due to manufacture’s defect unless agreed upon by Vendor and Customer.

8. ACQUISITIONS. When taking over an account, Supplier will not assume responsibility for: (i) perishable items, (ii) Products with less than [***] shelf life or (iii) Products that are not offered in Supplier’s catalogue. Responsibility for these Products is to be assumed by the Customer or the Vendor.

5

EXHIBIT B

Continuing Quality Guarantee

Supplier is committed to the distribution of safe, wholesome, high quality Products. Supplier is a licensed and insured distributor of food and non-food products and is not the manufacturer of most of the products (“Products”) it sells to its customers (“Customers”). Supplier recognizes that its Customers desire to provide consumers with Products that consistently meet and exceed the highest safety, regulatory and quality standards. Supplier is likewise committed to providing Products that meet and exceed these high standards.  As such, Supplier endeavors to ensure that each of its vendors (“Vendors”) share and embrace this same commitment to safety and quality. This Continuing Quality Guarantee has been developed based on the notion that the relationship between Supplier and Customer is one of distributor and customer.

Core Values:

Supplier has established a set of six Core Values that inspire our approach to business. Supplier expects its suppliers to comply with a Code of Conduct that demonstrates support of these same core values:

●	Integrity and respect in all of our actions
●	Trust and accountability in all relationships
●	Open and honest communication with employees
●	Profitable growth of the organization
●	A safe and healthy work environment
●	Social and environmental responsibility for the health of the planet

Representations and Warranties:

As a distributor, Supplier employs reasonable efforts to obtain representations and warranties from its vendors that they comply with all local, state, regional, provincial and federal regulations regarding the manufacture, storage, transportation and distribution of food, food products and non-food products, in addition to all applicable labeling regulations. As a general practice, Supplier endeavors to purchase Products from Vendors that warrant that:

1)

All Products are manufactured, packaged, labeled, packed, shipped and invoiced in compliance with the applicable requirements of federal, state and local laws, regulations, ordinances and administrative orders and rules of the United States and all other countries in which the Product is manufactured and that all required labeling is affixed to Products and passed on to Supplier or its customers;

2)

All Products are a) not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, and regulations adopted thereunder (the “FD&C Act”); b) not articles that are prohibited, under the FD&C Act or any successor thereto, from being introduced into interstate commerce; c) not prohibited under any public health, safety or environmental laws, or any other laws regulations or ordinances of any state or other government authority which are applicable to such shipment or delivery; d) merchantable and fit for their intended purpose, and will pass without objection in trade; and (e) compliant with all applicable provisions of the Meat Inspection Act (“MIA”), Poultry Product Inspection (“PPIA”) and/or Egg Product Inspection Act (“EPIA”), including all applicable rules and regulations adopted thereunder.

3)

If applicable, all advertising and promotional materials developed or provided by Vendor for any Product will comply with all applicable requirements of federal, state and local laws, regulations, ordinances and administrative orders and rules of the United States and all other countries in which the Vendor does business, including, without limitation and if applicable, those promulgated by the U.S. Food and Drug Administration, the U.S. Department of Agriculture, the U.S. Federal Trade Commission and the Environmental Protection Agency;

4)

Vendor a) verifies its product supply chains to evaluate and address risks of human trafficking and slavery (and will disclose to Supplier whether a third party conducted the evaluation for Vendor); b) audits its own vendors to evaluate compliance with Vendor’s company standards (and will specify to Supplier whether the audits are independent and unannounced); c) requires its direct vendors to certify that the products they provide to Vendor comply with the laws of the country in which the supplier does business; d) maintains internal accountability standards for employees and contractors concerning human trafficking and slavery; e) ensures that Vendor employees and management responsible for supply chain management are trained to identify human trafficking and slavery and how to mitigate risks within supply chains;

5)

Vendor and all employees and agents involved in the manufacturing, processing or delivery of the Products will strictly adhere to all applicable federal, state and local laws, regulations and prohibitions of the United States, its territories and all countries in which the Product is produced with respect to the operation of their production facilities and their other business and labor practices, including but not limited to the California Transparency in Supply Chains Act of 2010, and comply with existing local and federal laws regarding slavery and human trafficking in the country or countries in which UNFI’s business with Supplier is being conducted;

6)

All intellectual property or proprietary rights used by Vendor in connection with the Products are owned by Vendor or Vendors has been properly authorized to use such rights in connection with the Products and to sell the Products that incorporate such proprietary rights to Supplier for use or further resale.

Notwithstanding that Supplier endeavors to obtain the above warranties from its vendors, Supplier is not the manufacturer of the Products it distributes and does not make any representations and/or warranties with respect to the manufacture of such Products. EXCEPT AS SET FORTH IN THE AGREEMENT AND THE EXHIBITS THERETO, SUPPLIER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, FOR THE PRODUCTS IT DISTRIBUTES.

Food Safety:

Supplier considers Food Safety to be of the utmost importance. As such, Supplier has a reputable auditing firm perform annual Third Party Good Manufacturing Practices (GMP) Audits at its distribution centers, and all of its distribution centers are certified by accredited Food Safety certifiers. In conjunction with food safety, all Supplier divisions utilize accredited pest control services that are aware of Supplier’s organic status, to monitor and report on regularly scheduled facility visits and any pest issues that are detected.

GFSI Standards Certification and HACCP Program:

Supplier’s Distribution Centers have HACCP plans and Supplier operates and maintains its facilities in accordance therewith. Supplier has HACCP trained personnel employed at each of its facilities, who are responsible for ensuring the implementation of Supplier’s HACCP program.

Supplier has obtained certification to one of the GFSI-recognized programs (“Safe Quality Foods” or “SQF”) at nearly all of its facilities company-wide. Complete SQF Certification is anticipated during 2016.

Certified Organic Distributor:

In 2002, Supplier became the first coast-to-coast natural products company certified in organic distribution. This certification by Quality Assurance International, a USDA accredited organic certification organization, means that Supplier meets the stringent standards of the USDA National Organic Program and that Supplier has all the required systems in place to verify and maintain the organic integrity of product through the entire supply chain.

Food Safety Evaluations and Site Visits by Customers:

Supplier shall make the facilities and warehouses that it owns and operates available to Customer for complete GMP and food safety evaluations during regular business hours and upon reasonable request.

Bioterrorism Act of 2002:

Supplier complies with the Bioterrorism Act of 2002 and requires its suppliers and anyone making deliveries to or visiting its distribution centers to comply with its strict requirements as well.

Recall Process:

Supplier understands that Customer expects to be provided with products that consistently meet the highest health, safety and quality standards. Supplier, as a distributor in the middle between its Vendors and its Customers, shall notify Customer of a FDA classified recall as soon as practicable but in no event longer than [***] from notification by its Vendor and in the case of a recall that poses a serious health risk, Supplier shall provide such notice within [***] from receipt of complete and necessary information from the supplier. Supplier shall not be subject to any recall fees associated with any recalls or market withdrawals, including fees, assessments, costs, and/or expenses incurred and/or imposed by Customer associated with or resulting from a recall or market withdrawal (“Recall Fees”). To the extent, however, that Supplier is able to recover any Recall Fees from the Vendor or manufacturer, Supplier will pass the recovered Recall Fees on to Customer.

This Continuing Quality Guarantee is the sole guarantee provided by Supplier and supersedes any oral or prior document relating to the subject matter hereof.